UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 25, 2017

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on May 25, 2017, in Bristol, Indiana, at which the following matters were submitted for a vote to our stockholders:

(1)                                 To elect three Class A and seven Class B director nominees to serve until the next annual meeting and until their successors have been elected and qualified.  All nominees were elected as directors with the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Class A
Edward L. Flynn	11,425,989	1,109,899	6,470	1,963,767
Mark C. Neilson	11,295,198	1,241,390	5,770	1,963,767
Mark D. Weber	8,463,078	4,072,810	6,470	1,963,767

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Class B
Peter D. Barrett	1,628,894	—	N/A
William J. Barrett	1,628,894	—	N/A
Arthur J. Gajarsa	1,628,894	—	N/A
Herbert M. Gardner	1,628,894	—	N/A
Thomas B. Hogan, Jr.	1,628,894	—	N/A
Michael L. Klofas	1,628,894	—	N/A
Wayne A. Whitener	1,628,894	—	N/A

(2)                                 To ratify the selection of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2017 which was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

15,725,424	385,646	23,949	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: June 1, 2017	By:	/s/ Mark D. Weber
Mark D. Weber
Chief Executive Officer